UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 8, 2013

GILEAD SCIENCES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-19731	94-3047598
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
333 LAKESIDE DRIVE, FOSTER CITY, CALIFORNIA
(Address of principal executive offices)
94404
(Zip Code)
(650) 574-3000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFD 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment of the 2004 Equity Incentive Plan

On January 30, 2013, the Board of Directors of Gilead Sciences, Inc. (the Company) amended the Gilead Sciences, Inc. 2004 Equity Incentive Plan (the Plan) to (i) expand and re-confirm the list of financial and non-financial goals that may serve as the performance criteria for the vesting of awards under the Plan and the list of permissible adjustments that may made to those goals in assessing the level of goal attainment so that those awards may qualify as performance-based compensation not subject to the $1 million limitation on income tax deductibility per executive officer imposed under Section 162(m) of the Internal Revenue Code; (ii) impose limitations on the aggregate grant-date value for which awards denominated in shares of common stock, whether in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units and phantom shares, may be made under the Plan per calendar year to each continuing non-employee Board member or each-newly elected or appointed non-employee Board member; (iii) extend the term of the Plan until May 7, 2023; (iv) impose a limitation on the maximum number of shares that may be issued under the Plan pursuant to incentive stock options that are granted after December 31, 2012; and (v) effect other appropriate revisions so as to allow the Plan to continue to comply with the requirements of applicable laws and regulations, including (without limitation) the imposition of additional restrictions on the repricing of stock options and stock appreciation rights. The stockholders of the Company approved the amendment to the Plan at the 2013 Annual Meeting of Stockholders (the Annual Meeting) on May 8, 2013. The Plan is attached to this Current Report on Form 8-K as Exhibit 10.1.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 30, 2013, the Board adopted an amendment to the Company's Restated Certificate of Incorporation to increase the authorized number of shares of the Company's common stock from 2,800,000,000 shares to 5,600,000,000 shares. The stockholders of the Company approved the increase in the authorized number of shares of common stock at the Annual Meeting. The Restated Certificate of Incorporation is attached to this Current Report on Form 8-K as Exhibit 3.1 and incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders

The Annual Meeting of the Company was held on May 8, 2013 in Millbrae, California. Of the 1,523,990,745 shares of the Company's common stock entitled to vote at the meeting, 1,343,044,169 shares were represented at the meeting in person or by proxy, constituting a quorum. The voting results are presented below.

The Company's stockholders elected 10 directors to serve for the ensuing year and until their successors are elected and qualified, or until their earlier death, resignation or removal. The votes regarding the election of directors were as follows:

Name	Shares Voted For	Votes Withheld	Broker Non-Votes
John F. Cogan	1,235,377,906	31,976,851	76,177,942
Etienne F. Davignon	1,217,465,323	49,889,434	76,177,942
Carla A. Hills	1,221,442,047	45,424,180	76,177,942
Kevin E. Lofton	1,235,018,580	32,336,177	76,177,942
John W. Madigan	1,234,365,593	32,989,164	76,177,942
John C. Martin	1,221,954,862	45,399,895	76,177,942
Nicholas G. Moore	1,234,505,375	32,849,382	76,177,942
Richard J. Whitley	1,223,144,981	44,209,776	76,177,942
Gayle E. Wilson	1,146,684,937	120,669,820	76,177,942
Per Wold-Olsen	1,234,894,167	32,460,590	76,177,942

The Company's stockholders ratified the selection of Ernst & Young LLP by the Audit Committee of Gilead's Board of Directors as its independent registered public accounting firm for the fiscal year ending December 31, 2013. The proposal received the following votes:

Votes For	1,321,910,983
Votes Against	14,440,961
Abstentions	7,180,755

The Company's stockholders approved a restatement of Gilead's 2004 Equity Incentive Plan. The proposal received the following votes:

Votes For	1,207,592,123
Votes Against	55,737,545
Abstentions	4,025,089
Broker Non-Votes	76,177,942

The Company's stockholders approved an amendment to Gilead's Restated Certificate of Incorporation. The proposal received the following votes:

Votes For	1,173,982,332
Votes Against	161,857,750
Abstentions	7,692,617

The Company's stockholders approved the advisory resolution approving the compensation of Gilead's named executive officers as presented in its 2013 proxy statement related to the Annual Meeting. The proposal received the following votes:

Votes For	1,242,350,546
Votes Against	20,017,796
Abstentions	4,986,415
Broker Non-Votes	76,177,942

The Company's stockholders did not approve a stockholder proposal requesting that Gilead's Board of Directors adopt a policy that the Chairman of the Board of Directors be an independent director. The proposal received the following votes:

Votes For	485,499,415
Votes Against	777,959,977
Abstentions	3,895,365
Broker Non-Votes	76,177,942

The Company's stockholders did not approve a stockholder proposal requesting that Gilead's Board of Directors take steps to permit stockholder action by written consent. The proposal received the following votes:

Votes For	394,549,192
Votes Against	870,500,199
Abstentions	2,305,366
Broker Non-Votes	76,177,942

SECTION 8 - OTHER EVENTS

Item 8.01 Other Events

On May 8, 2013, the independent directors of the Board appointed John F. Cogan to serve as lead independent director of the Company.  Mr. Cogan will continue to serve on the Company's Audit Committee and Scientific Committee. The Lead Independent Director Charter is available on the Company’s website at http://www.gilead.com in the Investors section under “Corporate Governance.”

Section 9 - Financial Statements and Exhibits

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits

Exhibit Number	Description
3.1	Restated Certificate of Incorporation of Gilead Sciences, Inc., as amended through May 8, 2013
10.1	Gilead Sciences, Inc. 2004 Equity Incentive Plan, as amended through May 8, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GILEAD SCIENCES, INC.
(Registrant)
/s/ Robin L. Washington
Robin L. Washington Senior Vice President and Chief Financial Officer

Date:    May 13, 2013